Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-118764, 333-75243, and 333-185757 on Form S-8 of our report dated June 25, 2026, relating to the financial statements and supplemental schedules of the Microsoft Corporation Savings Plus 401(k) Plan appearing in this Annual Report on Form 11-K of Microsoft Corporation Savings Plus 401(k) Plan for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Seattle, Washington

June 25, 2026